Exhibit 99.1

New Mountain Finance Corporation Extends Stock Repurchase Program

NEW YORK--(BUSINESS WIRE)—December 28, 2022--New Mountain Finance Corporation (NASDAQ: NMFC) (“NMFC” or “the Company”) today announced that on December 22, 2022 its board of directors authorized an extension of a previously established stock repurchase program (the “Repurchase Program”). Pursuant to the Repurchase Program, the Company can repurchase up to $50 million worth of its common stock at the discretion of NMFC’s management team. The Repurchase Program was set to expire on December 31, 2022, but the Company’s board of directors elected to extend the Repurchase Program through December 31, 2023. Under the Repurchase Program, NMFC may, but is not obligated to, repurchase its outstanding common stock in the open market from time to time provided that NMFC complies with the prohibitions under its Code of Ethics and the guidelines specified in Rule 10b-18 of the Securities Exchange Act of 1934, as amended, including certain price, market volume and timing constraints. Unless further extended by NMFC’s board of directors, the Company expects the Repurchase Program to be in place until the earlier of December 31, 2023 or until $50 million worth of NMFC’s outstanding shares of common stock have been repurchased. To date, approximately $2.9 million worth of repurchases have been made by the Company under the Repurchase Program.

The Company’s board of directors authorized the extension of the Repurchase Program because it believes that sustained market volatility and uncertainty may cause NMFC’s common stock to be undervalued from time to time. The timing and number of shares to be repurchased will depend on a number of factors, including market conditions and alternative investment opportunities. In addition, any subsequent repurchases will also be conducted in accordance with the Investment Company Act of 1940, as amended. There are no assurances that the Company will engage in additional repurchases, but if market conditions warrant, the Company now has an extended period of time to take advantage of situations where NMFC’s management believes share repurchases would be advantageous to the Company and to its shareholders.

ABOUT NEW MOUNTAIN FINANCE CORPORATION

New Mountain Finance Corporation is a closed-end, non-diversified and externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. The Company’s investment objective is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. The Company’s first lien debt may include traditional first lien senior secured loans or unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and subordinated loans. Unitranche loans will expose the Company to the risks associated with second lien and subordinated loans to the extent it invests in the “last out” tranche. In some cases, the investments may also include small equity interests. The Company’s investment activities are managed by its Investment Adviser, New Mountain Finance Advisers BDC, L.L.C., which is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

ABOUT NEW MOUNTAIN CAPITAL

New Mountain Capital is a New York-based investment firm that emphasizes business building and growth, rather than debt, as it pursues long-term capital appreciation. The firm currently manages private equity, credit and net lease investment strategies with over $37 billion in assets under management. New Mountain seeks out what it believes to be the highest quality growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements”, which relate to the Company’s business, including, but not limited to, the timing and the number of shares to be repurchased, if any, under the Repurchase Program, future operations, future performance or the Company’s financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including the impact of COVID-19, the current conflict between Russia and Ukraine, and related changes in base interest rates and significant volatility on the Company’s business, price of its common stock, portfolio companies, the Company’s industry and the global economy. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission or factors that are beyond the Company’s control. The Company undertakes no obligation to publicly update or revise any forward-looking statements made herein, except as may be required by law. All forward-looking statements speak only as of the time of this press release.

Contact

New Mountain Finance Corporation
Investor Relations
Shiraz Y. Kajee, Authorized Representative
NMFCIR@newmountaincapital.com
(212) 220-3505